                                 SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           America Service Group Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

                           AMERICA SERVICE GROUP INC.

                               105 WESTPARK DRIVE
                                    SUITE 300
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
America Service Group Inc.:

         The Annual Meeting of Stockholders of America Service Group Inc. (the "Company") will be held at Bank of America Plaza, Third Floor, 414 Union Street, Nashville, Tennessee, on Monday, June 5, 2000, at 10:00 a.m., local time, to consider and vote on:

                  1. The election of directors for the ensuing year; and

                  2. Such other matters as may properly come before the meeting or any adjournments thereof.

         The close of business on April 12, 2000, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the offices of the Company in Brentwood, Tennessee. Your attention is directed to the proxy statement accompanying this notice.

         You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                       By Order of the Board of Directors,

                                       /s/  Jean L. Byassee
                                       -----------------------------------
                                       JEAN L. BYASSEE
                                       Secretary

Brentwood, Tennessee
May 3, 2000

                           AMERICA SERVICE GROUP INC.

                               105 WESTPARK DRIVE
                                    SUITE 300
                           BRENTWOOD, TENNESSEE 37027

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2000

         This Proxy Statement is furnished to the holders of shares of (i) the $.01 par value per share Common Stock (the "Common Stock") of America Service Group Inc. (the "Company") and (ii) the $.01 par value per share Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the solicitation by the Company's Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held at Bank of America Plaza, Third Floor, 414 Union Street, Nashville, Tennessee, on Monday, June 5, 2000, at 10:00 a.m. local time, and at any adjournments thereof (the "2000 Annual Meeting"). It is anticipated that this Proxy Statement and accompanying form of proxy will be first sent to stockholders on or about May 3, 2000.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person, by telephone or otherwise. The Company may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at the Company's expense.

                                VOTING PROCEDURES

VOTING STOCK

         Only holders of record of the Common and Preferred Stock, as of the close of business on April 12, 2000 (the "Record Date"), will be entitled to vote at the 2000 Annual Meeting. The Company had outstanding 3,729,572 shares of Common Stock and 125,000 shares of Preferred Stock on the Record Date. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders. Each share of Preferred Stock entitles the holder thereof to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted as of the Record Date. The holders of shares of Preferred Stock are entitled to vote together with the holders of the Common Stock as a single class on all matters being submitted to the Company's stockholders. As of the Record Date, the holders of the Preferred Stock would be entitled to an aggregate of 1,322,752 votes.

         Stockholders who do not expect to attend the 2000 Annual Meeting are urged to execute and return the enclosed proxy card promptly. Any stockholder signing and returning a proxy may revoke the same at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company or by voting in person at the meeting. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the 2000 Annual Meeting in accordance with the directions given. With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to each other proposal being submitted to the stockholders for their consideration, stockholders may (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal, or (iii) abstain from voting on such proposal. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all nominees for director. Management knows of no other matters that may come before the meeting for consideration by the stockholders. However, a signed proxy card will confer authority on the persons named in the enclosed proxy card (the "Proxies") to vote the shares represented thereby in their discretion on any other matter that comes before the meeting. The shares represented by a signed proxy card will be voted in accordance with the instructions indicated thereon with respect to the proposals described in this Proxy Statement and in the discretion of the Proxies on any other matter. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted as indicated above with respect to each of the proposals described in this Proxy Statement and in the discretion of the Proxies on any other matter.

QUORUM AND VOTING REQUIREMENTS

         A quorum at the 2000 Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Preferred Stock that are outstanding and entitled to vote. A plurality of the votes entitled to be cast by the holders of all shares of Common Stock and Preferred Stock that are present at the 2000 Annual Meeting and entitled to vote will be necessary to elect the director-nominees listed herein. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present. With respect to all matters submitted to the stockholders for their consideration, other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas Broker Non-Votes will have no effect in determining whether any given proposal has been approved by the stockholders. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, withholding authority to vote for a director nominee will have no effect.

          INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

NOMINEES

         The following table sets forth certain information with respect to each nominee for election to the Board of Directors at the 2000 Annual Meeting. All of the nominees are currently directors of the Company, other than Mr. Einspruch, who was nominated for election by the Executive and Nominating Committee of the Board of Directors. Mr. John W. Gildea will retire from the Board as of the date of the 2000 Annual Meeting.

                                   PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND AGE                       (BY THE COMPANY UNLESS OTHERWISE INDICATED)                               DIRECTOR SINCE
------------                       -------------------------------------------                               --------------
Michael Catalano, 48               President and Chief Executive Officer since September 1, 1998;            1998
                                   Executive Vice President of Development, General Counsel and
                                   Secretary of the Company from July 1996 to September 1, 1998; Senior
                                   Vice President Planning and Development and Chief Legal Counsel of
                                   Magellan Health Services, Inc. from 1989 through February 1996.

William D. Eberle, 76              Chairman of the Executive Committee of the Board of Directors since       1991
                                   September 1, 1998; Chairman of the Board of Directors from March 1995 to September 1, 1998; Chairman, Manchester Associates, Ltd., an
                                   international consulting company, since 1995; of counsel to Kaye
                                   Scholer, Fierman, Hays & Handler, a law firm, since 1993; a director of Ampco-Pittsburgh Corporation, Mitchell Energy & Development
                                   Corporation, Konover Property Trust and Showscam Entertainment, Inc.

Burton C. Einspruch, M.D., 65      Consultant Physician, Parkland Hospital, Dallas, Texas, since 1966;       N/A
                                   Private Practice of Psychiatry, Dallas, Texas, since 1966; Senior
                                   Attending Physician, Presbyterian Hospital, since 1966; Senior
                                   Consultant, Timberlawn Psychiatric Hospital, Dallas, Texas, since
                                   1966; Consultant, United States Government Department of Labor, since
                                   1966; Consultant, Psychiatric Service, Dallas Home for the Jewish
                                   Aged, since 1966; Consultant, Baylor University Hospital, since 1970;
                                   Examiner, American Board of Psychiatry and Neurology, since 1975.

David A. Freeman, 38               Member of Ferrer Freeman Thompson & Co., which is the General Partner     1999(3)
                                   of FFT Partners I, L.P. and FFT Executive Partners I, L.P., each of which is a private investment partnership, since October 1995; member of FFT GP II, LLC, which is the General Partner of FFT Partners II,
                                   L.P., a private investment partnership, since October, 1999; Managing
                                   Director of J.P. Morgan & Co., Inc., an investment banking firm, from
                                   September 1983 through September 1995; a director of National
                                   Specialty Hospitals, Inc., Physician WebLink, Inc. and Webmedx, Inc.

Carol R. Goldberg, 69              President, the AVCAR Group, Ltd., a management consulting firm since      1991
                                   1989; President and Chief Operating Officer of The Stop & Shop
                                   Companies, Inc., a retail store chain, from 1985 to 1989; a director of The Gillette Company, The Forum Corporation and Selfcare, Inc.

Jeffrey L. McWaters, 43            Chairman, President and Chief Executive Officer of Amerigroup             1999
                                   Corporation (formerly Americaid, Inc.), a managed health care company, since October 1994; President and Chief Executive Officer of
                                   Options Mental Health, a managed mental health care company and a subsidiary of First Hospital Corporation, from 1991 through September
                                   1994.

Richard M. Mastaler, 54            Chairman and Chief Executive Officer of CCN Managed Care, Inc., a         1999
                                   managed health care company, since August 1997; Executive Vice
                                   President--Mergers and Acquisitions and Product Development of
                                   Magellan Health Services, Inc., a managed behavioral health care company, from September 1996 through August 1997; President and Chief
                                   Executive Officer of Unilab Corporation, a clinical and pathological laboratory, from April 1994 through March 1996.

Scott L. Mercy, 38                 Chairman and Chief Executive Officer of LifePoint Hospitals, a            1996
                                   hospital management company, since September 1, 1998; Chairman of the
                                   Board of Directors since September 1, 1998; President and Chief
                                   Executive Officer of the Company from April 1, 1996 through
                                   September 1, 1998; Senior Vice President--Financial Operations of
                                   Columbia/HCA  Healthcare Corporation from 1994 through 1995; Vice
                                   President--Financial Operations and  Director--Financial Operations
                                   Support of Hospital Corporation of America from 1987 through 1994.

Richard D. Wright, 54              Chairman, President and Chief Executive Officer of Covation LLC, a        1999
                                   provider of software integration and data management services for health care providers and organizations, since December 1998;
                                   Co-Founder and Executive Vice President, Corporate Services of
                                   PhyCor, Inc., a physician practice management company, from 1997 through December 1998; Executive Vice President of Operations of
                                   PhyCor, Inc. from 1988 through 1997.

EXECUTIVE OFFICERS

         The Company's executive officers are Mr. Michael Catalano, the President and Chief Executive Officer, Mr. Gerard F. Boyle, the Executive Vice President and Chief Operating Officer, and Mr. Bruce A. Teal, the Executive Vice President and Chief Financial Officer. Information regarding Mr. Catalano is set forth above. Certain information with respect to Mr. Boyle and Mr. Teal is set forth below.

         Mr. Gerard F. Boyle, age 45, has served as Executive Vice President and Chief Operating Officer of the Company since February 1998. Since February, 1998, Mr. Boyle has also served as President and Chief Executive Officer of Prison Health Services, Inc., a wholly-owned subsidiary of the Company. Prior to joining the Company in March 1998, he was Vice President of Operations of EMSA Correctional Care, Inc., from September 1996 through February 1998 and Vice President and Administrator of Sales for EMSA Correctional Care, Inc. from July 1994 through August 1996.

         Bruce A. Teal, age 39, has served as Executive Vice President and
Chief Financial Officer of the Company since July 1999. He was Senior Vice President and Chief Financial Officer of the Company from February 1998 through June 1999 and Vice President, Controller and Treasurer of the Company from December 1996 through February 1998. From October 1992 through November 1996, he served as Vice President of Financial Operations of Vendell Healthcare, Inc.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         Set forth below is information with respect to beneficial ownership of the Common Stock as of April 12, 2000 by each director, certain executive officers and all directors and executive officers as a group. Except as set forth under the caption "Principal Stockholders--Preferred Stock" with respect to Mr. David A. Freeman, none of such persons owned any shares of Preferred Stock.

                                                                                        PERCENTAGE OF TOTAL
NAME                                                          NUMBER OF SHARES(1)            OUTSTANDING
----                                                          -------------------            -----------
Michael Catalano........................................             103,782                    2.7%
William D. Eberle.......................................              57,631                    1.5%
David A. Freeman(2).....................................           1,467,502                   28.2%
John W. Gildea..........................................              41,115                    1.1%
Carol R. Goldberg.......................................              31,631                    *
Jeffrey L. McWaters.....................................               6,000                    *
Richard M. Mastaler.....................................               8,631                    *
Scott L. Mercy(3).......................................             351,000                    9.0%
Richard D. Wright.......................................               7,842                    *
Gerard F. Boyle.........................................              63,523                    1.7%
Bruce A. Teal...........................................              53,818                    1.4%
All directors and executive officers as a group.........           2,192,475                   38.7%

-----------------------------
*     Less than 1%
(1) Includes the following shares subject to options exercisable presently or within 60 days: Mr. Catalano, 84,667 shares; Mr. Eberle, 29,000 shares; Mr. Freeman, 149,750; Ms. Goldberg, 29,000 shares; Mr. McWaters, 6,000 shares; Mr. Mastaler, 6,000 shares; Mr. Mercy, 175,000 shares; Mr. Wright, 6000 shares; Mr. Boyle, 53,000 shares; Mr. Teal, 42,333 shares; and all directors and executive officers as a group, 580,750 shares.
(2) Mr. Freeman is deemed to beneficially own the shares of Common Stock which are issuable upon the exercise of the Warrants (as defined) and the conversion of the 125,000 shares of Preferred Stock owned by FFT Partners I, L.P. ("FFT Partners") and FFT Executive Partners I, L.P. ("Executive Partners"). See "Certain Transactions." The Warrants entitle the holders thereof to purchase 135,000 shares of Common Stock. The Preferred Stock is convertible into 1,322,752 shares of Common Stock. Such shares of Common Stock, together with the 135,000 shares of Common Stock issuable upon exercise of the Warrants, would represent approximately 28.1% of the outstanding shares of Common Stock. Consequently, including the 9,750 shares of Common Stock Mr. Freeman is entitled to receive pursuant to the exercise of stock options, Mr. Freeman would be deemed to beneficially own 28.2% of the outstanding shares of Common Stock.
(3) Includes 146,000 shares of Common Stock purchased by Mr. Mercy from the Company, 30,000 shares of Common Stock issued under the Old Mercy Agreement (as defined), (which are presently held in the name of his spouse and beneficial ownership of which he disclaims), and options to purchase 175,000 shares of Common Stock. The shares of Common Stock purchased by Mr. Mercy and the shares of Common Stock issued under the Old Mercy Agreement are subject to certain repurchase rights in favor of the Company and Mr. Mercy. See "Executive Compensation--Employment Agreements."

                             PRINCIPAL STOCKHOLDERS

COMMON STOCK

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of April 12, 2000, by each person who was known by the Company to own beneficially more than 5% of the Common Stock as of such date, based on information furnished to the Company. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned by such person.

                                                                                       SHARES
                                                                                    BENEFICIALLY     % OF SHARES
NAME AND ADDRESS                                                                        OWNED        OUTSTANDING
----------------                                                                        -----        -----------
A group comprised of FFT Partners I, L.P.
   and FFT Executive Partners I, L.P............................................     1,467,502(1)        28.2%
Value Partners, Ltd.............................................................       550,575(2)        14.7%
   c/o Ewing & Partners
   Suite 808
   4514 Cole Avenue
   Dallas, Texas 75205
A group comprised of J. Carlo Cannell D/B/A Cannell
   Capital Management, Tonga Partners LP, Pleiades
   Investment Partners, LP, The Cuttyhunk Fund Limited
   and Anegada Fund, Ltd.(3)....................................................       405,500(4)        10.9%
Scott L. Mercy..................................................................       351,000(5)         9.0%
   LifePoint Hospitals
   103 Powell Court, Suite 200
   Brentwood, Tennessee 37027
Sirach Capital Management, Inc..................................................       267,000(6)         7.2%
   3323 One Union Square
   Seattle, Washington 98101
Frontier Capital Management Company, Inc........................................       194,670(7)         5.2%
   99 Summer Street
   Boston, Massachusetts 02110
A group comprised of Mark E. Brady, Robert J. Suttman, II,
   Ronald L. Eubel, William Hazel, Bernie Holtgreive, Eubel Brady
   & Suttman Asset Management, Inc..............................................       250,820(8)         6.7%
   777 Washington Village Drive
   Suite 210
   Dayton, Ohio 45459
A group comprised of Wachovia Corporation and Wachovia Bank,
   N.A. (collectively, the "Wachovia Group")....................................       243,500(9)         6.5%
   1100 North Main Street
   Winston Salem, North Carolina 27104
Kennedy Capital Management, Inc.................................................       211,475(10)        5.7%
   10829 Olive Boulevard
   St. Louis, Missouri 63141

--------------------
(1) Includes shares of Common Stock issuable upon exercise of the Warrants and the conversion of the Preferred Stock, which FFT Partners and Executive Partners are deemed to beneficially own, and 9,750 shares subject to options exercisable by David A. Freeman which FFT Partners and Executive Partners are deemed to beneficially own. The Warrants entitle FFT Partners and Executive Partners to purchase 135,000 shares of Common Stock. The Preferred Stock is convertible into 1,322,752.

(2) Based on Amendment No. 9 to a Schedule 13D filed with the SEC on February 28, 2000. According to such Schedule 13D, each of Ewing & Partners, as general partner of Value Partners, Ltd., and Timothy G. Ewing, as managing general partner of Ewing & Partners, may direct the vote and disposition of the shares of Common Stock owned by Value Partners, Ltd. The business address of Ewing & Partners and Timothy G. Ewing is Suite 808, 4514 Cole Avenue, Dallas, Texas 75205.
(3) The address of J. Carlo Cannell D/B/A Cannell Capital Management and Tonga Partners LP is 600 California Street, Floor 14, San Francisco, California 94108. The address of Pleiades Investment Partners, LP is 6022 West Chester Pike, Newtown Square, Pennsylvania 19073. The address of The Cuttyhunk Fund Limited is 73 Front Street, Hamilton, HM12, Bermuda. The address of Anegada Fund, Ltd. is Harbour Centre, 2nd Floor, George Town, Grand Cayman, Cayman Islands, B.W.I.
(4) Based on an amendment to Schedule 13G filed with the SEC on February 15, 2000, J. Carlo Cannell D/B/A Cannell Capital Management beneficially owns 405,000 shares of Common Stock, Tonga Partners, LP beneficially owns 202,700 shares of Common Stock, Pleiades Investment Partners beneficially owns 46,600 shares of Common Stock, The Cuttyhunk Fund Limited beneficially owns 146,200 shares of Common Stock and Anegada Fund, Ltd. beneficially owns 36,700 shares of Common Stock.
(5) Includes 146,000 shares of Common Stock purchased by Mr. Mercy from the Company, 30,000 shares of Common Stock issued under the Old Mercy Agreement (which are presently held in the name of his spouse and beneficial ownership of which he disclaims), and options to purchase 175,000 shares of Common Stock. The shares of Common Stock purchased by Mr. Mercy and the shares of Common Stock issued under the Old Mercy Agreement are subject to certain repurchase rights in favor of the Company and Mr. Mercy. See "Executive Compensation--Employment Agreements."
(6)   Based on a Schedule 13G filed with the SEC on February 2, 1999.
(7)   Based on a Schedule 13G filed with the SEC on February 27, 1998.
(8) Based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 15, 2000, Mark E. Brady, Robert J. Suttman, Ronald Eubel, William Hazel, Bernie Holtgreive and Eubel Brady & Suttman Asset Management, Inc. beneficially own 241,820 shares of Common Stock. Mark E. Brady, Robert J. Suttman and Ronald Eubel beneficially own an additional 9,000 shares of Common Stock.
(9) Based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2000, Wachovia Corporation and Wachovia Bank, N.A. beneficially own 243,500 shares of Common Stock.
(10)  Based on a Schedule 13G filed with the SEC on February 9, 2000.

PREFERRED STOCK

         FFT Partners owns 120,000 shares of Preferred Stock, which represents approximately 96% of the outstanding shares of Preferred Stock. Executive Partners owns 5,000 shares of Preferred Stock, which represents approximately 4% of the outstanding shares of Preferred Stock. The principal business address of FFT Partners and Executive Partners is c/o Ferrer Freeman Thompson & Co. LLC, The Mill, 10 Glenville Street, Greenwich, Connecticut 06831. The shares of Preferred Stock owned by FFT Partners and Executive Partners constitute all of the outstanding shares of Preferred Stock. The general partner of each of FFT Partners and Executive Partners is Ferrer Freeman Thompson & Co ("FFT"). David
A. Freeman, a director of the Company, is a member of FFT and is thereby deemed to beneficially own all of the Preferred Stock owned by FFT Partners and Executive Partners.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the two most highly compensated executive officers other than the CEO (the "Named Executives") for each of the years 1997 through 1999. The Company has no executive officers other than the individuals named below.

                                                   ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                   -------------------                   -----------------------
                                                                     OTHER ANNUAL   RESTRICTED     STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS      COMPENSATION    STOCK ($)  OPTIONS (#)  COMPENSATION (1)
---------------------------        ----       ------      -----      ------------    ---------  -----------  ----------------
Michael Catalano (2).......        1999      $270,192    $163,495       $    --      $     --       37,347        $    --
   President and Chief             1998       186,862     187,832            --            --       62,000          3,454
   Executive Officer               1997       165,500          --        56,000(3)         --           --         13,384

Gerard F. Boyle (4)........        1999      $233,538    $137,523       $    --      $     --       29,454        $    --
   Executive Vice                  1998       162,413      71,445        29,068(3)         --       85,000          2,500
   President and Chief             1997            --          --            --            --           --             --
   Operating Officer

Bruce A. Teal (5)..........        1999      $182,500    $129,311       $    --      $     --       39,454        $    --
   Executive Vice                  1998       159,259     160,643            --            --       33,000          2,500
   President and Chief             1997       115,000          --            --            --           --            102
   Financial Officer

(1) Includes matching contributions by the Company to its 401(k) Profit Sharing Plan and life and health insurance premiums paid by the Company on behalf of the Named Executives.
(2) Mr. Catalano served as Executive Vice President of Development, General Counsel and Secretary of the Company from July 12, 1996 through September 1, 1998. Mr. Catalano became President and Chief Executive Officer of the Company on September 1, 1998.
(3)   Represents reimbursement for relocation costs.
(4) Mr. Boyle became Executive Vice President and Chief Operating Officer of the Company on February 12, 1998.
(5) Mr. Teal served as Vice President, Controller and Treasurer of the Company from December 10, 1996 through February 20, 1998. Mr. Teal became Senior Vice President and Chief Financial Officer of the Company on February 20, 1998 and Executive Vice President on July 20, 1999.

STOCK OPTION GRANTS AND VALUES

         The following table sets forth certain information with respect to stock options granted to the Named Executives during 1999 and the potential realizable value of such options.

                                                                                                      POTENTIAL
                                                                                                      REALIZABLE
                                                                                                    VALUE AT ASSUMED
                             NUMBER OF                                                              ANNUAL RATES OF
                            SECURITIES         % OF TOTAL                                             STOCK PRICE
                            UNDERLYING        OPTIONS/SARS                                          APPRECIATION FOR
                             OPTIONS/          GRANTED TO        EXERCISE                              OPTION TERM
                           SARS GRANTED       EMPLOYEES IN      BASE PRICE     EXPIRATION              -----------
NAME                             #             FISCAL YEAR        ($/SH)          DATE             5% ($)        10% ($)
----                       ------------        -----------        ------          ----             -------       -------
Michael Catalano
   August 30, 1999........      37,347              6.4%         $14.25       August 30, 2009      363,432       939,702
Gerald Boyle
   August 30, 1999........      29,454              5.0%         $14.25       August 30, 2009      286,624       741,103
Bruce Teal
   January 22, 1999.......      10,000              1.7%        $13.312      January 22, 2009       84,375       214,248
   August 30, 1999........      29,454              5.0%         $14.25       August 30, 2009      286,624       741,103

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information with respect to option exercises by the Named Executives during 1999 and the value of options owned by the Named Executives at December 31, 1999.

                                                                            NUMBER OF
                                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                           AT FY-END(#)              AT FY-END($) (1)
                                  SHARES                                   ------------              ----------------
                                ACQUIRED ON            VALUE               EXERCISABLE/                 EXERCISABLE/
NAME                            EXERCISE(#)         REALIZED($)            UNEXERCISABLE               UNEXERCISABLE
----                            -----------         -----------            -------------               -------------
Michael Catalano..........           --                 --                 80,667/78,680              400,302/438,308
Gerard F. Boyle...........           --                 --                 28,333/86,121              218,460/517,919
Bruce A. Teal.............           --                 --                 28,000/61,454              211,131/278,760

----------------------
(1) Based on the closing price of the Common Stock on the Nasdaq National Market System on April 12, 2000 of $17.00 per share.

EMPLOYMENT AGREEMENTS

         Scott L. Mercy was employed as President and Chief Executive Officer of the Company from April 1, 1996 through September 1, 1998 pursuant to an employment agreement, which was amended on June 30, 1997 (the "Old Mercy Agreement"). The Old Mercy Agreement provided for a minimum annual base salary of $190,000, an annual bonus based upon performance objectives, and such additional compensation as determined by the Incentive Stock and Compensation Committee from time to time. On September 1, 1998, Mr. Mercy and the Company amended and restated the Old Mercy Agreement (the "New Mercy Agreement") pursuant to which Mr. Mercy was appointed Chairman of the Board of Directors. Pursuant to the New Mercy Agreement, Mr. Mercy was paid a base salary of $60,000 for his service as Chairman of the Board during 1998. For years after 1998, the New Mercy Agreement establishes a minimum annual base salary of $24,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Pursuant to the Old Mercy Agreement, Mr. Mercy purchased 146,000 shares of Common Stock from the Company at $8.75 per share, the mean between the high and low sale prices for the Common Stock on April 1, 1996, received 40,000 shares as a restricted stock award under the Company's Incentive Stock Plan, and was awarded options to purchase 175,000 additional shares of Common Stock, at $8.75 per share. Pursuant to the Old Mercy Agreement the restricted stock and stock options were to vest in installments over four years, or earlier in one-third installments when the closing price of the Common Stock reached $12, $14 and $16, respectively. Mr. Mercy's restricted stock and stock options vested in 1996 when the closing price of the Common Stock exceeded $16 per share. Pursuant to the New Mercy Agreement, Mr. Mercy has the right to require the Company to purchase (and the Company has the right to require Mr. Mercy to sell), at a price not less than $9.90 per share, the purchased shares and the award shares, but not the option shares, upon Mr. Mercy's termination of employment. Mr. Mercy is subject to certain non-competition and confidentiality agreements following termination. The New Mercy Agreement provides for perpetual employment until terminated by 30 days written notice by either party. The New Mercy Agreement also provides that the Board of Directors shall take all necessary actions to ensure that Mr. Mercy is slated as a management nominee to the Board and elected Chairman of the Board during his employment. Pursuant to the New Mercy Agreement, Mr. Mercy may terminate his position as Chairman of the Board, remain a director and otherwise continue his employment under the New Mercy Agreement, unless it is otherwise terminated.

         Michael Catalano was employed as Executive Vice President of Development, General Counsel and Secretary of the Company from July 12, 1996 through September 1, 1998 pursuant to an employment agreement (the "Old Catalano Agreement") which established a minimum annual base salary of $160,000 and such additional compensation as determined by the Incentive Stock and Compensation Committee from time to time. On September 1, 1998, Mr. Catalano and the Company amended and restated the Old Catalano Agreement (the "New Catalano Agreement") pursuant to which Mr. Catalano was appointed President and Chief Executive Officer of the Company. The New Catalano Agreement establishes a minimum annual base salary of $190,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Pursuant to the Old Catalano Agreement, on July 12, 1996, the Company awarded to Mr. Catalano options to purchase 60,000 shares of Common Stock at an exercise price of $13.125 per share under the Company's Amended Incentive Stock Plan. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and shall be exercisable for a period of ten years from the date of the grant. Upon termination without cause or a change of control of the

Company, all unexercised stock options granted to Mr. Catalano under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control of the Company, Mr. Catalano or his estate is entitled to two-year's compensation plus an amount equal to the incentive compensation that Mr. Catalano would have earned in the year of termination, not to be less than 45% of Mr. Catalano's annual base salary on the date of termination. Mr. Catalano is subject to certain non-competition and confidentiality agreements following termination. The New Catalano Agreement provides for perpetual employment until terminated by appropriate written notice by either party. The New Catalano Agreement also provides that the Board of Directors shall take all necessary actions to ensure that Mr. Catalano is slated as a management nominee to the Board during his employment.

         On February 12, 1998, Gerard F. Boyle entered into an employment agreement (the "Boyle Agreement") with the Company pursuant to which he was appointed Executive Vice President and Chief Operating Officer of the Company. The Boyle Agreement establishes a minimum annual salary of $180,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. The Boyle Agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control of the Company, all unexercised stock options granted to Mr. Boyle under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of a termination without cause, including termination following a change in control, Mr. Boyle's options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Boyle is subject to certain non-competition and confidentiality agreements following termination.

         On February 20, 1998, Bruce Teal entered into an employment agreement (the "Teal Agreement") with the Company pursuant to which he was appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Teal had been serving as Vice President, Controller and Treasurer of the Company since December 1996; however, the Company and Mr. Teal had not entered into an employment agreement for his service in that capacity. The Teal Agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. The Teal Agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control of the Company, all unexercised stock options granted to Mr. Teal under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of a termination without cause, including termination following a change in control, Mr. Teal's options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Teal is subject to certain non-competition and confidentiality agreements following termination.

COMPENSATION OF DIRECTORS

         During 1999, the Company granted each non-employee Director options to purchase 6,000 shares of Common Stock at an exercise price of $14.813 per share for serving on the Board and its committees. The Chairman of the Board of Directors of the Company, Mr. Scott L. Mercy, was also paid $24,000 for services which he provided to the Company during 1999. Directors who are also employees of the Company receive no additional compensation from the Company for attendance at Board or committee meetings. Under the terms of the Company's Amended Incentive Stock Plan, any person who is not an employee or independent contractor of the Company and who becomes a Director will receive an option to purchase 15,000 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a Director. Such options will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant.

                              CERTAIN TRANSACTIONS

         David A. Freeman, a director of the Company, is a member of FFT. On January 26, 1999, the Company entered into a Securities Purchase Agreement and certain other agreements with Health Care Capital Partners, L.P. (now known as FFT Partners) and Health Care Executive Partners, L.P. (now known as Executive Partners), private investment partnerships whose general partner is FFT, pursuant to which the Company issued to such entities (i) $15.0 million aggregate principal amount of the Company's 12% Subordinated Convertible Bridge Notes due January 26, 2000 (the "Notes") with two detachable Warrants (the "Warrants") to purchase an aggregate of 135,000 shares of Common Stock and (ii) 50,000 shares of Preferred Stock for aggregate consideration of $20.0 million. Pursuant to the Securities Purchase Agreement, the Company paid FFT an advisory fee of $1,000,000 in connection with the Company's acquisition of EMSA Governmental Services, Inc. during 1999. On July 2, 1999, the Company redeemed $7.5 million aggregate principal amount of the Notes. On August 30, 1999, the Company converted the remaining Notes outstanding into 75,000 shares of Preferred Stock. FFT Partners and Executive Partners currently own 100% of the outstanding shares of the Preferred Stock and the Warrants. Mr. Freeman is deemed to beneficially own the shares of Preferred Stock and Warrants currently owned by FFT Partners and Executive Partners.

         On the January 26, 1999, the Board of Directors appointed Mr. Freeman to the Board of Directors, pursuant to a provision of the Securities Purchase Agreement which obligated the Company to appoint a designee of FFT Partners and Executive Partners to the Board of Directors on the date of the closing of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company increased the number of members of the Board of Directors to nine and nominated designees of FFT Partners and Executive Partners to three of the nine directorships. FFT Partners and Executive Partners designated Mr. Freeman, Richard D. Wright and Jeffrey L. McWaters as its nominees. Messrs. Freeman, Wright and McWaters were elected to the Board of Directors by the Company's Stockholders at the Company's 1999 Annual Meeting. FFT has a 17.3% ownership interest in Amerigroup Corporation of which Mr. McWaters is Chairman, President and Chief Executive Officer. Scott L. Mercy, Chairman of the Board of Directors, is a limited partner of Executive Partners. His interest in Executive Partners represents 1.5% of Executive Partners' capital.

         The Company's 1999 Incentive Stock Plan includes a share purchase program pursuant to which the Company's Incentive Stock and Compensation Committee may offer a key employee or non-employee director the right to purchase shares of Common Stock at fair market value on the date of purchase. The 1999 Incentive Stock Plan also permits the Incentive Stock and Compensation Committee to grant options to purchase shares of Common Stock to persons who are permitted to purchase shares of Common Stock. The Incentive Stock and Compensation Committee may grant options to purchase not less than two times the number of shares of Common Stock purchased and not more than three times the number of shares purchased. The exercise price for options awarded to participants in the share purchase program may not be less than the greater of the fair market value of a share of Common Stock on the date the option is granted and $9.45. The options awarded to participants in the share purchase program are subject to vesting requirements and to forfeiture under the circumstances described in the 1999 Incentive Stock Plan.

         Pursuant to the 1999 Incentive Stock Plan, the Incentive Stock and Compensation Committee may cause the Company to extend a loan to a key employee or non-employee director to permit the key employee or non-employee director to purchase shares of Common Stock under the Plan. Any such loan must have a principal amount that is no less than $7,500 and no more than $150,000 for key employees and $37,500 for outside directors. The term of any such loan shall be fixed and shall be set by the Incentive Stock and Compensation Committee acting in its absolute discretion. The loans bear interest at a published rate specified in the Plan. No share of Common Stock purchased with the proceeds of a loan extended pursuant to the Plan may be transferred by the key employee or the non-employee director until the principal amount of and any accrued interest on such loan is repaid in full; provided, however, that such shares may be sold to repay the loan, as determined by the Incentive Stock and Compensation Committee acting in its discretion. The aggregate principal amount of all loans outstanding under the 1999 Incentive Stock Plan to key employees and non-employee directors on any date shall not exceed $1,300,000. Upon the termination of the key employee's employment for any reason or upon the termination of director's service as such for any reason, such loan shall become due and payable in full within six months following the date of his or her termination.

         During 1999, the executive officers and directors of the Company named in the table below purchased shares of stock from the Company with loans extended by the Company pursuant to the 1999 Incentive Stock Plan. The loans bear interest at 5.98% per annum, have a five-year term and are secured by the shares of Common Stock purchased with the proceeds of the loan. The options issued to the executive officers and directors who purchased shares of Common Stock are set forth in the table below. The options have an exercise price of $14.25.

NAME                      SHARES PURCHASED         LOAN AMOUNT         OPTIONS GRANTED
----                      ----------------         -----------         ---------------
Michael Catalano               10,526              $149,995.50              37,347
William D. Eberle               2,631                    --                  7,893
Carol R. Goldberg               2,631                37,491.75               7,893
Richard M. Mastaler             2,631                37,491.75               7,893
Richard D. Wright               1,842                26,248.50               4,605
Gerard F. Boyle                 7,895               112,503.75              29,454
Bruce A. Teal                   7,895               112,503.75              29,454


                      REPORT OF THE COMPENSATION COMMITTEE

         The Incentive Stock and Compensation Committee (the "Committee") of the Board of Directors consists of three non-employee members of the Board of Directors. Ms. Carol R. Goldberg serves as Chair of the Compensation Committee. The other members are Messrs. Wright and Gildea. Mr. Gildea will retire from the Board of Directors on the date of the 2000 Annual Meeting.

EXECUTIVE COMPENSATION POLICIES

         Generally, the Company's executive compensation program is designed to be competitive with that offered by other companies against which the Company competes for executive resources. At the same time, the Company links a significant portion of executive compensation to the achievement of the Company's short- and long-term financial and strategic objectives and to the performance of the Common Stock. The Company's executive compensation program consists of three primary elements: base salary, annual incentive bonuses and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. However, although the Committee considers competitive data, salaries are determined subjectively by the Committee rather than by reference to any specific target group of companies. Base salary is reviewed at a minimum annually and adjusted based on changes in competitive pay levels, the executive's performance as measured against individual, business group, and Company-wide goals, as well as changes in the executive's role in the Company. The Committee awards incentive bonuses to the Named Executives based on the achievement of certain targets and objectives which are set at the beginning of each year. The Company does not make annual stock option or other stock benefit grants to all executives. Rather, the Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive's existing stock option position.

EXECUTIVE OFFICER COMPENSATION

         On September 1, 1998, the Company promoted Michael Catalano from Executive Vice President of Development and General Counsel to President and Chief Executive Officer of the Company. During February 1998, the Company recruited Gerard F. Boyle to become Executive Vice President and Chief Operating Officer of the Company and the Company promoted Bruce A. Teal from Vice President, Controller and Treasurer to Executive Vice President and Chief Financial Officer of the Company. The base compensation, incentive bonus and stock option agreements entered into by the Company with such individuals were determined by arm's-length negotiations between the Committee and other members of the Board of Directors and such individuals. The Committee believes that the specific base compensation, incentive bonus and stock option arrangements were necessary to attract and retain management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

         Pursuant to the Company's 1999 incentive compensation plan, the Committee established bonus pool ranges based on semiannual goals for income from operations, cash flow from operations, overhead as a percentage of healthcare revenue and certain subjective factors, including the amount of new business obtained, success in maintaining existing business and client satisfaction. The Company's executives were entitled to earn up to 17% of their annual base salary if the Company achieved all goals established for the first half of 1999 and up to an additional 33% of their annual base salary if the Company achieved all goals established for the second half of 1999. Furthermore, if the Company exceeded its goal for income from operations, 25% of the income in excess of the target was to be allocated to the executive bonus pool. During 1999, the Company exceeded the performance goals. Accordingly, the Company's executive officers, including Messrs. Catalano, Boyle and Teal, were paid bonuses in an amount equal to 50% of their annual base salaries in effect at the time of payment plus an additional amount attributable to income from operations in excess of the target. The amounts of such bonuses paid to Messrs. Catalano, Boyle and Teal were $163,495, $137,523 and $129,311, respectively.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Michael Catalano has served as President and Chief Executive Officer of the Company since September 1, 1998 pursuant to the New Catalano Agreement. See "Executive Compensation--Employment Agreements." The terms of the agreement were approved by the Committee. During 1999, the Company paid Mr. Catalano an incentive bonus of $163,495, equal to 61% of his base annual compensation, based upon the Company achieving the performance objectives set forth in the 1999 incentive compensation plan. The Committee believes that the incentive bonuses awarded to Mr. Catalano created an appropriate relationship between Mr. Catalano's level of compensation and the Company's performance.

         This report by the Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                       Respectfully submitted by
                                       The Incentive Stock and Compensation
                                       Committee:

                                       CAROL R. GOLDBERG, Chair
                                       RICHARD D. WRIGHT
                                       JOHN W. GILDEA

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee at any time during the last fiscal year served as an officer of, or was employed by, the Company. Furthermore, none of the executive officers of the Company currently serves as a director or member of the compensation committee of any other entity or any other committee of the board of directors of another entity performing similar functions.

                                PERFORMANCE GRAPH

         The following graph sets forth the total return (stock price plus dividends) on a $100 investment in each of (i) the Company's Common Stock, (ii) the Wilshire 5000 Index and (iii) the NASDAQ Health Care Services Index, from December 31, 1994 through December 31, 1999.

                           AMERICA SERVICE GROUP INC.

                             STOCK PERFORMANCE GRAPH


                                    [GRAPH]



---------------------------------------------------------------------------------------
                                 DEC-94    DEC-95   DEC-96   DEC-97   DEC-98   DEC-99
---------------------------------------------------------------------------------------
America Service Group Inc.        $100      $153     $205     $301     $260     $300
---------------------------------------------------------------------------------------
Wilshire 5000                     $100      $136     $165     $217     $268     $331
---------------------------------------------------------------------------------------
Nasdaq Health Services Index      $100      $127     $127     $129     $109     $ 90
---------------------------------------------------------------------------------------

                              ELECTION OF DIRECTORS
                               ("PROPOSAL NO. 1")

         The Board has nominated the nine nominees listed above to serve as a directors until the next annual meeting of stockholders in 2001 or until their successors are elected and qualified. Each of the nominees other than Dr. Einspruch is currently a member of the Board of Directors. Each nominee has consented to serve on the Board until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or eliminate the vacancy. The affirmative vote of a plurality of votes entitled to be cast by the holders of all shares of Common and Preferred Stock that are present in person or by proxy and entitled to vote at the 2000 Annual Meeting is required to elect the persons nominated.

         Mr. Catalano, the President and Chief Executive Officer of the Company, has entered into the New Catalano Agreement which provides, among other things, that the Board shall, during the term of such employment agreement, take all necessary steps to ensure that Mr. Catalano is slated as a management nominee to the Board. See "Executive Compensation--Employment Agreements."

         Mr. Mercy, the Chairman of the Board of Directors of the Company, has entered into the New Mercy Agreement which provides, among other things, that the Board shall, during the term of such employment agreement, take all necessary steps to ensure that Mr. Mercy is slated as a management nominee to the Board and is appointed Chairman of the Board. See "Executive
Compensation--Employment Agreements."

         The Board of Directors recommends a vote FOR each nominee for director.

                             ADDITIONAL INFORMATION

PROPOSALS FOR 2000 MEETING

         The Company anticipates that its 2001 Annual Meeting will be held during May 2001. Accordingly, any proposal of stockholders that is intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than December 31, 2000 and must comply with all other applicable legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. The Company will have the right to confer upon the persons named in its proxy cards for the Company's 2001 Annual Meeting discretionary authority to vote on any stockholder proposal that is not received at the Company's principal executive offices by March 16, 2001.

COMMITTEE AND MEETINGS

         The Board of Directors of the Company held ten meetings during the year ended December 31, 1999. The Audit Committee, which consists of Messrs. Freeman, Eberle and Ms. Goldberg, held two meetings during 1999. The functions of the Audit Committee are (i) to recommend the appointment of the Company's independent accountants, (ii) to meet periodically with the Company's management and its independent accountants on matters relating to the annual audit, internal controls, and accounting principles of the Company, and the Company's financial reporting and (iii) to review potential conflict of interest situations, where appropriate. The Incentive Stock and Compensation Committee, which during 1999 consisted of Ms. Goldberg and Messrs. Wright and Gildea, held two meetings during 1999. The functions of the Incentive Stock and Compensation Committee are (i) to monitor compensation of all management staff; (ii) to review and approve compensation of the Chief Executive Officer and to offer advice and guidance concerning the compensation of other senior management; and
(iii) to administer the Company's Amended Incentive Stock Plan and the Employee Stock Purchase Plan. The Executive and Nominating Committee, which consists of Messrs. Eberle, Mercy and Freeman, held two meetings during 1999. The function of the Executive and Nominating Committee is to exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company except as may be limited by the Delaware General Corporation Law and to nominate individuals for election to the Board of Directors. During 1999, each director, except Mr. McWaters, attended more than 75% of all meetings of the Board of Directors and the committees on which he or she served. Mr. McWaters attended two of the four meetings of the Board and the committees on which he serves that were held after the date of his election to the Board. He was prevented from attending the meeting of the Board held immediately after the 1999 Annual Meeting due to a schedule conflict. He was prevented from attending another meeting of the Board by weather conditions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by law to furnish the Company copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's audited financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, a copy of which is being mailed with this Proxy Statement.

                           AMERICA SERVICE GROUP INC.
                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 5, 2000

     The undersigned hereby appoints MICHAEL CATALANO and JEAN L. BYASSEE and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, June 5, 2000, at 10:00 a.m., local time, at Bank of America Plaza, 414 Union Street, Third Floor, Nashville, Tennessee, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


                            - FOLD AND DETACH HERE -


                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example  [X]

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS.

1. To elect nine (9) directors:     Michael Catalano, William D. Eberle,
                                    Burton C. Einspruch, M.D., David A. Freeman,
                                    Carol R. Goldberg, Jeffrey L. McWaters,
                                    Richard M. Mastaler, Scott L. Mercy, Richard
                                    D. Wright

                                    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO
                                    VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                                    LINE THROUGH THE NOMINEE'S NAME IN THE
                                    LIST ABOVE.)


  FOR all nominees            WITHHOLD
 listed to the right          AUTHORITY
(except as marked to    to vote for all nominees
   the contrary)           listed to right

        [  ]                    [  ]


2. In the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment thereof.

                                       Date: _____________________________,2000


                                       _________________________________________
                                             Signature(s) of Shareholder(s)


                                       Please sign exactly as your name or
                                       names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                                       AND RETURN IT PROMPTLY IN THE ENCLOSED
                                       ENVELOPE, WHETHER OR NOT YOU PLAN TO
                                       ATTEND THE ANNUAL MEETING. IF YOU ATTEND
                                       THE MEETING, YOU MAY VOTE IN PERSON IF
                                       YOU WISH, EVEN IF YOU HAVE PREVIOUSLY
                                       RETURNED YOUR PROXY.



                            - FOLD AND DETACH HERE -